Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333-195237) on Form N-2 of FS Energy and Power Fund II of our report dated March 30, 2015, relating to our audit of the financial statement, appearing in the Prospectus, which is a part of this Post-Effective Amendment No. 3 to the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania
April 21, 2015